EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-40494 and 333-113794) on Form S-8 and in the Registration Statement (No. 333-86580) on Form S-3 of Salem Communications Corporation and subsidiaries of our report dated March 11, 2011 relating to our audits of the consolidated financial statements and the financial statement schedule, which is incorporated in this Annual Report on Form 10-K of Salem Communications Corporation and subsidiaries for the year ended December 31, 2010.

SingerLewak LLP

Los Angeles, California

March 11, 2011